Exhibit 10.1

AGREEMENT

This Agreement (the “Agreement”), dated as of January 22, 2019, is by and among each of the persons and entities listed on Schedule A hereto (collectively, the “Cruiser Group”) and Ashland Global Holdings Inc., a Delaware corporation (the “Company”).

WHEREAS, the Cruiser Group (including William H. Joyce), Allen A. Spizzo, Patrick E. Gottschalk, and Carol S. Eicher are the beneficial owners, in the aggregate, of 1,506,154 shares (the “Current Cruiser Share Amount”) of the Company’s common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, the Company intends to announce by means of a press release in the form attached as Exhibit A hereto that it will consult with Cruiser Capital Advisors, LLC, in addition to other stockholders, on its previously announced search for two new independent directors to be added to the Board of Directors of the Company (the “Board”); and

WHEREAS the Company and the Cruiser Group have determined to come to an agreement to cooperate in good faith with respect to the retention of a consultant to the Company and certain other matters as provided in this Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Consulting Agreement.

a.    Concurrently with the execution and delivery of this Agreement, the Company is entering into a consulting agreement (the “Consulting Agreement”) with William H. Joyce (the “Consultant”), pursuant to which, on the terms and subject to the conditions set forth therein, the Consultant will assist the senior management of the Company with identifying opportunities for ordinary course operational improvements to the Company’s business, and designing strategies to achieve such improvements.  Dr. Joyce shall be invited to attend and present at the meeting of the Company’s Board of Directors to be held in January 2019.

b.    To the extent any member of the Cruiser Group, other than the Consultant, obtains any Confidential Information (as defined in the Consulting Agreement), each such member of the Cruiser Group shall, and shall cause its Affiliates and Associates to, keep in strict confidence, and not, directly or indirectly, at any time during or after the Consultant’s association with the Company or its Affiliates, disclose, furnish, disseminate, make available or use any Confidential Information.  Notwithstanding the foregoing, nothing herein shall be deemed to entitle any member of the Cruiser Group or its Affiliates or Associates to receive or access any Confidential Information.

2.	Board Committees.

The Company agrees that the Board of Directors of the Company (the “Board”) shall appoint one or both of Craig A. Rogerson and Jerome A. Peribere to the Governance and Nominating Committee of the Board promptly following the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”).  The Company will consult with the Cruiser Group, in addition to other stockholders, on its previously announced search for two new independent directors to be added to the Board.

3.	Standstill Provisions; Other Covenants.

From the date hereof and continuing until this Agreement is terminated in accordance with Section 7:

a.     None of the members of the Cruiser Group shall, and the Cruiser Group shall cause its Affiliates and Associates (collectively, the “Cruiser Affiliates”) not to, directly or indirectly, in any manner:

i.  solicit proxies or written consents of stockholders with respect to, or from the holders of, any Voting Securities, or make, or in any way participate in (other than by voting its shares of Voting Securities in a way that does not violate this Agreement), any solicitation of any proxy, consent or other authority to vote any Voting Securities with respect to the election of directors or any other matter, otherwise conduct any non-binding referendum with respect to the Company, or become a participant in, or seek to advise, encourage, support or influence any person in, any proxy contest or any solicitation with respect to the Company not approved and recommended by the Board, including relating to the removal or the election of directors, other than solicitations or acting as a participant in support of all of the Company’s nominees;

ii.  except as otherwise expressly provided in clause (v) below, advise, encourage, support or influence any person with respect to the voting or disposition of any Voting Securities, or seek to do so;

iii.  form, join or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Voting Securities, or otherwise advise, encourage, support, influence or participate in any effort by a third party with respect to the matters set forth in clauses (i) and (ii) above, or deposit any Voting Securities in a voting trust or subject any Voting Securities to any voting agreement or other arrangement of similar effect, other than, in each case, solely with other members of the Cruiser Group;

iv.  seek to call, or request the call of, a special meeting of the stockholders or holders of any other Voting Securities of the Company, seek to make, or make, a stockholder proposal (whether pursuant to Rule 14a‑8 under the Exchange Act or otherwise) at any meeting of the stockholders or holders of other Voting Securities of the Company, make a request for a list of the holders of any of the Voting Securities, or seek election to the Board, seek to place a representative or other nominee on the Board or seek the removal of any director from the Board, or otherwise, acting alone or in concert with others, seek to control or influence the management, strategies, governance or policies of the Company;

v.  solicit, effect or seek to effect, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, or, except as set forth below, make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Affiliates or Associates (each such transaction in this Section 3(a)(v), an “Extraordinary Transaction”); provided, that the restrictions in this Section 3(a)(v) shall not apply in the event that the Company solicits proxies with respect to an Extraordinary Transaction;

vi.  except in connection with the enforcement of this Agreement or passive participation as a class member in any class action with respect to any event or circumstance occurring prior to the date of this Agreement, institute, solicit, assist or join as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its Affiliates or Associates or any of their respective current or former directors or officers (including derivative actions);

vii.  make or issue, or cause to be made or issued, any public disclosure, statement, comment or announcement, including the filing or furnishing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist or analyst or the press or media (including social media) (or any private statement or comment to any investors, hedge funds, analysts, investment bankers, press or media that (x) could reasonably be expected to be made public or (y) is made with the purpose of advising or influencing such investors, hedge funds, analysts, investment bankers, press or media to take any action or make any public disclosure, statement, comment or announcement with respect to the Company), (A) in support of any solicitation described in clause (iv) above or (B) disparaging or negatively commenting upon the Company or any of its Affiliates or Associates or any of their respective officers or directors, including the Company’s corporate strategy, business, corporate activities, Board or management (it being agreed that the prosecution in good faith of litigation asserting that the Company has breached its obligations under this Agreement, in and of itself, shall not constitute a violation of this Section 3(a)(vii) to the extent it is necessary in such litigation to describe the facts underlying the asserted breach); provided that nothing herein shall prohibit the Cruiser Group from (i) speaking positively, objectively, factually, truthfully and accurately about its impact on the Company; (ii) making any factual, truthful and accurate statement or disclosure required under the federal securities laws or as otherwise required under applicable law, (iii) communicating, on a confidential basis, with its attorneys, accountants, or financial advisors; and (iv) communicating privately with their existing investors in a manner that (A) is consistent with ordinary course communications with investors, (B) is not intended to result in a public dissemination and could not reasonably be expected to be made public, (C) does not otherwise violate any applicable laws, (D) is limited to information made public by the Company and (E) is objective, factual, truthful and accurate;

viii.  except as set forth below, make or disclose any statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs or any of its securities or assets or this Agreement, that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or would require waiver, amendment, nullification or invalidation of, any provision of this Agreement, or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;

ix.  take any action which could cause or require the Company or any Affiliate or Associate of the Company to make a public announcement regarding any of the foregoing, seek or request permission to do any of the foregoing, make any request to amend, waive or terminate any provision of this Section 3, or make or seek permission to make any public announcement with respect to any of the foregoing; provided that the Cruiser Group may make confidential requests to the Board to amend or waive any provision of this Section 3, which the Board may accept or reject in its sole discretion, so long as any such request is not publicly disclosed by the Cruiser Group and is made by the Cruiser Group in a manner that does not and could not reasonably be expected to require the public disclosure thereof by the Company, the Cruiser Group or any other person; or

x.  enter into or have any discussions, negotiations, agreements, arrangements or understandings with any person with respect to the foregoing or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing.

As used herein, the terms “solicit” and “solicitation” shall have the meanings set forth in Regulation 14A under the Exchange Act.

b.    The Cruiser Group shall not, and shall cause the Cruiser Affiliates not to, directly or indirectly, engage in any communications with any other stockholders of the Company concerning or relating to the Company in a manner that violates Section 3(a).  For the avoidance of doubt, the Cruiser Group may communicate with Neuberger Berman Group LLC and its Affiliates and other stockholders of the Company for the sole purpose of privately making recommendations to the Governance and Nominating Committee of the Board relating to two nominees for appointment to the Board following the 2019 Annual Meeting in a manner that does not otherwise violate Section 3(a).

c.     The Company shall not make or issue, or cause to be made or issued, any public disclosure, statement, comment or announcement, including the filing or furnishing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist or analyst or the press or media (including social media) (or any private statement or comment to any investors, hedge funds, analysts, investment bankers, press or media that (i) could reasonably be expected to be made public or (ii) is made with the purpose of advising or influencing such investors, hedge funds, analysts, investment bankers, press or media to take any action or make any public disclosure, statement, comment or announcement with respect to the Cruiser Group or the Cruiser Affiliates), disparaging or negatively commenting upon the Cruiser Group or any of the Cruiser Affiliates or any of their respective officers or directors (it being agreed that the prosecution in good faith of litigation asserting that such Cruiser Group member has breached its obligations under this Agreement, in and of itself, shall not constitute a violation of this Section 3(c) to the extent it is necessary in such litigation to describe the facts underlying the asserted breach).

d.    The Cruiser Group hereby irrevocably withdraws its Stockholders’ Notice of Intent to Nominate Directors at the Company’s 2019 Annual Meeting, dated October 23, 2018, providing notice to the Company of its intention to nominate certain individuals for election as directors of the Company at the 2019 Annual Meeting. The Cruiser Group hereby agrees that all of its members and Affiliates shall not, directly or indirectly solicit proxies or participate or engage in a proxy contest with respect to the election of directors at the 2019 Annual Meeting or present any other proposal for consideration at the 2019 Annual Meeting and shall immediately cease all efforts, direct or indirect, in furtherance of the Cruiser Group’s nomination and any related solicitation in connection with the Cruiser Group’s nomination, including any negative solicitation efforts relating to the 2019 Annual Meeting concerning the Company and members of the slate of nominees proposed by the Company.

e.     In the event that the Company determines not to nominate two or more of the Specified Directors for election as directors at the Company’s 2020 or 2021 annual meeting of stockholders for any reason other than a Specified Director’s death, disability, incapacity, voluntary resignation or voluntary decision not to stand for reelection, then (i) the Company shall either (A) notify the Cruiser Group in writing of such determination no less than ten business days prior to the advance notice deadline set forth in the Company’s bylaws for submission of stockholder director nominations for the applicable annual meeting or (B) take all action necessary to amend, waive or render inapplicable such advance notice deadline such that Cruiser may notify the Company of its intent to nominate directors for the applicable annual meeting within ten business days after public announcement of its director nominees for the applicable annual meeting and (ii) this Agreement shall immediately terminate as of the date of such notice or such public announcement, as applicable, in accordance with Section 7.

4.	Voting.

From the date hereof and continuing until this Agreement is terminated in accordance with Section 7, the Cruiser Group shall cause all Voting Securities beneficially owned, directly or indirectly, by the Cruiser Group or any Cruiser Affiliate as of the record date for any meeting of the Company’s stockholders, or as to which the Cruiser Group or the Cruiser Affiliates have the right to vote at any meeting of the Company’s stockholders, to be present for quorum purposes and to be voted, at any such meeting of the Company’s stockholders or at any adjournments or postponements thereof, (a) in favor of each director nominated and recommended by the Board for election at any such meeting, (b) against any stockholder nominations for director which are not approved and recommended by the Board for election at any such meeting, (c) in favor of the Company’s proposal for the ratification of the appointment of the Company’s independent registered public accounting firm, (d) in favor of the Company’s “say-on-pay” proposal and (e) in accordance with the Board’s recommendation with respect to all other matters; provided that this Section 4 shall not restrict the Cruiser Group from voting such Voting Securities in its sole discretion with respect to any Extraordinary Transaction in the event that the Company solicits proxies with respect to such Extraordinary Transaction.

5.	Public Announcement and SEC Filing.

The Company shall announce this Agreement and the material terms hereof by means of a press release in the form attached as Exhibit A hereto as soon as practicable on or after the date of this Agreement (the “Press Release”).  The Cruiser Group shall promptly, but in no case prior to the date of the filing or other public release of the Press Release by the Company, prepare and file an amendment (the “13D Amendment”) to the Cruiser Group’s Schedule 13D with respect to the Company filed with the SEC on July 23, 2018, reporting the entry into this Agreement, amending applicable items to conform to its obligations hereunder and terminating its obligation to file any further reports on Schedule 13D or amendments thereto with respect to the Company.  The 13D Amendment shall be consistent with the Press Release and the terms of this Agreement.  The Cruiser Group shall provide the Company with a reasonable opportunity to review and comment upon the 13D Amendment prior to filing, and shall consider in good faith any changes proposed by the Company.  The Cruiser Group shall not, and shall cause each Cruiser Affiliate not to, (i) issue a press release in connection with this Agreement or the actions contemplated hereby, (ii) make any further filings on Schedule 13D with respect to the Company following the filing of the 13D Amendment unless the Cruiser Group is the beneficial owner of five percent or more of the Company’s outstanding common stock or (iii) otherwise make any public disclosure, statement, comment or announcement with respect to this Agreement or the actions contemplated hereby.

6.	Representations and Warranties.

a.     The Company hereby represents and warrants to the Cruiser Group that (i) the Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) this Agreement and the performance by the Company of its obligations hereunder have been duly authorized, and this Agreement has been duly executed and delivered by it and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, (iii) this Agreement and the performance by the Company of its obligations hereunder do not require the approval of the stockholders of the Company, and (iv) this Agreement and the performance by the Company of its obligations hereunder do not and will not violate any law, any order of any court of competent jurisdiction or other agency of the government, the certificate of incorporation or the bylaws of the Company or any applicable rule or regulation of the New York Stock Exchange, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

b.     Each member of the Cruiser Group hereby jointly and severally represents and warrants to the Company that (i) it has all requisite corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) this Agreement and the performance by such person of its obligations hereunder have been duly authorized, and this Agreement has been duly executed and delivered by it and is a valid and binding obligation of such person, enforceable against such person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, (iii) this Agreement and the performance by such person of its obligations hereunder do not require the approval of any owner or holder of any equity interest of such person, as applicable, and (iv) this Agreement and the performance by such person of its obligations hereunder do not and will not violate any law, any order of any court of competent jurisdiction or other agency of the government, the charter or other organizational documents of such person, as applicable, or any provision of any agreement or other instrument to which such person or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such agreement or other instrument.  Each member of the Cruiser Group hereby jointly and severally represents and warrants that such person, if not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

c.     Each member of the Cruiser Group hereby jointly and severally represents and warrants to the Company that, as of the date hereof, (i) the members of the Cruiser Group collectively beneficially own an aggregate number of shares of Common Stock equal to the Current Cruiser Share Amount and (ii) none of the members of the Cruiser Group or the Cruiser Affiliates have, or have the right to acquire, any interest in any other shares of Common Stock or other Voting Securities.

d.     Each member of the Cruiser Group hereby jointly and severally represents and warrants to the Company that, as of the date hereof, it is not engaged in any discussions or negotiations and does not have any agreements, arrangements or understandings, whether or not legally enforceable, concerning the acquisition of beneficial ownership of or any economic interest in any Common Stock or other Voting Securities, nor does it have any actual knowledge that any other stockholders of the Company have any present or future intention of taking any actions that if taken by a member of the Cruiser Group would violate any of the terms of this Agreement.

7.	Termination.

Unless earlier terminated pursuant to Section 3(e), this Agreement and all covenants and agreements contained herein shall terminate on October 15, 2020; provided that if this Agreement has not been terminated pursuant to Section 3(e), then the Cruiser Group may not submit a notice of its intent to nominate directors pursuant to the Company’s bylaws or propose any director nominations, nor may it make any stockholder proposals (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise), for the 2021 annual meeting of the stockholders of the Company.  Such termination shall not relieve any party hereto from any liability for a breach of this Agreement prior to such termination.  Notwithstanding the foregoing, this Section 7 and Section 9 shall survive indefinitely.

8.	Certain Defined Terms.

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

“Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

“Beneficial owner”, “beneficial ownership”, “beneficially own” and terms of like import shall have the meanings set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“SEC” shall mean the Securities and Exchange Commission.

“Specified Directors” shall mean each of Jerome A. Peribere, Craig A. Rogerson and the two new independent directors the Company has announced its intention to appoint to the Board in 2019.

“Voting Securities” shall mean all Common Stock and any other securities of the Company entitled to vote in the election of directors of the Company, or securities convertible into, or exercisable or exchangeable for, Common Stock or such other securities.

9.	Miscellaneous.

a.     Remedies; Submission to Jurisdiction; Governing Law.

Each party hereto hereby acknowledges and agrees, on behalf of itself and its Affiliates and Associates, that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to specific performance hereunder, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), in addition to any other remedy to which they are entitled at law or in equity.  Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) with respect to any dispute between or among the parties hereto that arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action against the other parties relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (iv) irrevocably waives the right to trial by jury, (v) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms hereof by way of equitable relief and (vi) irrevocably consents to service of process by notice delivered in accordance with Section 9(c) or as otherwise provided by applicable law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.  Nothing in this Section 9(a) shall prevent any of the parties hereto from enforcing its rights under this Agreement or shall impose any limitation on any of the parties or their respective past, present or future general partners, directors, officers, or employees in defending any claim, action, cause of action, suit, administrative action or proceeding of any kind, including any federal, state or other governmental proceeding of any kind, against any of them.  The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.

b.    Entire Agreement; Amendment and Waiver.

This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be amended only by an agreement in writing executed by an authorized representative of each of the parties.  No failure or delay on the part of any party hereto to exercise any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of a right, power or remedy hereunder by a party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

c.     Notices.

All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing (including electronic format) and shall be deemed validly given, made or served, if (i) given by facsimile or, as the case may be, by electronic mail, when such facsimile or electronic mail is transmitted to the facsimile number or email address set forth below and the appropriate confirmation is received (provided that a copy of such notice, consent, request, instruction, approval or other communication is also delivered by overnight courier or certified mail within two business days after such facsimile or electronic transmission) or (ii) if given by overnight courier or certified mail, when actually received during normal business hours at the address specified below:

if to the Company:

Ashland Global Holdings Inc.
50 East RiverCenter Boulevard
Covington, Kentucky USA 41012
Attention: General Counsel
Telephone: 859-815-3333
Email: Corporate_law@ashland.com

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
 Attention: Thomas E Dunn, Esq.
   O. Keith Hallam, III, Esq.
 Telephone: 212-474-1000
Email: tdunn@cravath.com
            khallam@cravath.com

If to any member of the Cruiser Group:

Cruiser Capital Advisors, LLC
501 Madison Avenue, Floor 12A
New York, New York 10022
Attention: Keith M. Rosenbloom
Telephone: (212) 829-5833
Facsimile: (917) 591-9063
Email: info@cruisercap.com

with a copy to:

Foley & Lardner LLP
321 North Clark Street
Suite 2800
Chicago, IL  60654-5313
Attention: Phillip M. Goldberg, Esq.
Telephone: 312-832-4549
Email: pgoldberg@foley.com

d.  Expenses.

The Company shall reimburse the Cruiser Group for their documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the Cruiser Group’s nomination notice, all matters related to the 2019 Annual Meeting, and the negotiation and execution of this Agreement; provided that such reimbursement shall not exceed $1,500,000 in the aggregate.  Payment shall be made as expeditiously as possible, but in any event shall be made within five (5) business days following the Company’s receipt of documentation supporting such expenses.

e.  Severability.

If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.  The parties hereto shall use their best efforts to agree upon and substitute a valid and enforceable term, provision or covenant for any such provision that is held to be illegal, void or unenforceable by a court of competent jurisdiction.

f.  Counterparts.

This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

g.  Successors and Assigns.

The terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.  No party shall assign this Agreement or any rights or obligations hereunder.

h.  No Third Party Beneficiaries.

This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other person.

i.  Interpretation and Construction.

Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel.  Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.  The term “including” shall in all instances be deemed to mean “including without limitation”.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed, by its duly authorized representative as of the date first above written.

ASHLAND GLOBAL HOLDINGS INC.

By:
/s/ Peter J. Ganz
Name: Peter J. Ganz
Title: Senior Vice President, General Counsel
and Secretary

CRUISER CAPITAL ADVISORS, LLC

By:
/s/ Keith M. Rosenbloom
Name: Keith M. Rosenbloom
Title: Managing Partner

KEITH M. ROSENBLOOM

/s/ Keith M. Rosenbloom

CRUISER CAPITAL MASTER FUND LP

By:
/s/ Keith M. Rosenbloom
Name: Keith M. Rosenbloom
Title: Director

METAMORPHOSIS IV LLC

By:
/s/ Keith M. Rosenbloom
Name: Keith M. Rosenbloom
Title: President

METAMORPHOSIS MASTER FUND LP

by
/s/ Keith M. Rosenbloom
Name: Keith M. Rosenbloom
Title: Managing Partner

CRUISER CAPITAL METAMORPHOSIS ADVISORS, LLC

by
/s/ Keith Rosenbloom
Name: Keith Rosenbloom
Title: President

CRUISER CAPITAL, LLC

by
/s/ Keith Rosenbloom
Name: Keith Rosenbloom
Title: President

CRUISER CAPITAL, LTD.

by
/s/ Keith Rosenbloom
Name: Keith Rosenbloom
Title: President

WILLIAM H. JOYCE

/s/ W. H. Joyce

THE WILLIAM H. JOYCE REVOCABLE TRUST

by
/s/ W. H. Joyce
Name: W. H. Joyce
Title: Trustee / Owner

THE JOYCE FAMILY IRREVOCABLE TRUST

by
/s/ W. H. Joyce
Name: W. H. Joyce
Title: Advisor / Owner

Schedule A

Cruiser Capital Advisors, LLC

Keith M. Rosenbloom

Cruiser Capital Master Fund LP

Metamorphosis IV LLC

Metamorphosis Master Fund LP

Cruiser Capital Metamorphosis Advisors, LLC

Cruiser Capital, LLC

Cruiser Capital, Ltd.

William H. Joyce

The William H. Joyce Revocable Trust

The Joyce Family Irrevocable Trust

Exhibit A

PRESS RELEASE

News Release

Ashland announces agreement with Cruiser Capital
Cruiser Capital to vote for all Ashland nominees at 2019 and 2020 Annual Meetings
Dr. William H. Joyce to serve as a consultant to Ashland on operations-related matters
Board looks forward to input from Cruiser Capital along with other Ashland shareholders on previously announced search for two new independent directors

COVINGTON, Kentucky, January 22, 2019 – Ashland Global Holdings Inc. (NYSE: ASH) today announced that it has reached an agreement with Cruiser Capital Master Fund LP (“Cruiser Capital”) pursuant to which Ashland will consult with Cruiser Capital, in addition to its other shareholders, on the previously announced search for two new independent directors to be appointed to the Ashland board. The company will also appoint Dr. William H. Joyce, retired former chairman and chief executive officer of Nalco, Hercules Inc. and Union Carbide Corporation, and vice chairman of Dow Chemical, as a consultant to the company on operations-related matters. In this role, Dr. William Joyce will work closely with William A. Wulfsohn, and will report his recommendations to the Ashland board.

As part of the agreement, Cruiser Capital will withdraw its slate of director nominees and vote all of its shares in favor of each of Ashland’s board nominees and proposals at the 2019 Annual Meeting of Stockholders, scheduled for February 8, 2019 (“2019 Annual Meeting”).

Additionally, the board of directors will appoint one or both of Craig A. Rogerson and Jerome A. Peribere to the Governance and Nominating Committee of the board following the 2019 Annual Meeting.

“We are pleased to have reached this agreement so we can return our full attention to executing on our ongoing transformation and achieving our financial and operational objectives,” said William A. Wulfsohn, Ashland chairman and chief executive officer. “Ashland has a history of regular, consistent board refreshment, and as previously announced, we look forward to working closely with Neuberger Berman, whose perspective has already proven extremely valuable, as we consider future director candidates, including those suggested by Cruiser Capital and other shareholders. Additionally, we look forward to deep engagement with Dr. Bill Joyce under the consulting agreement and to benefitting from his insights and perspectives to further enhance Ashland’s operations.”

Keith Rosenbloom, Managing Partner of Cruiser Capital Advisors, said, “We believe that Ashland has made significant positive corporate governance and board leadership changes. We are encouraged by our recent discussions and are pleased to provide constructive input to Ashland in its process to identify two new independent candidates. Further, we are excited that Dr. Joyce will be working with Ashland to continue driving operational improvements at the company. Given the recent changes to Ashland’s board and governance, we support the combined chair and CEO role. We look forward to working with Bill Wulfsohn in this capacity as the board and management team enhance value for shareholders.  We continue to be very enthusiastic about Ashland’s future as it focuses on growing and further strengthening its unique and valuable asset base.”

Dr. William H. Joyce added, “I look forward to working with Bill Wulfsohn and the Ashland board, as well as the rest of the Ashland team, to drive operational enhancements and enhance value for all Ashland shareholders.”

Charles Kantor, Neuberger Berman managing director and senior portfolio manager, added, “We are pleased that Ashland and Cruiser Capital have come to this agreement. The Ashland board has demonstrated on numerous occasions that it sincerely values shareholder input, and this agreement is yet another example of their board taking shareholder views seriously to advance our shared goal of enhancing value. We stand by our agreement and commitment to work with all shareholders in guiding Ashland towards a world-class board. Shareholders look forward to the extensive experience and knowledge that Dr. Bill Joyce brings to an already strong Ashland management team.”

The full agreement between Ashland and Cruiser Capital will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

Cravath, Swaine & Moore LLP is serving as Ashland’s legal advisor, and BofA Merrill Lynch is serving as its financial advisor.

The Ashland Board strongly recommends shareholders vote on the BLUE proxy card for the election of all of Management’s nominees. Any shareholders who voted for directors on the White proxy card can make sure their vote for directors counts by using the BLUE proxy card to vote by mail, telephone or Internet.

About Ashland

Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 6,000 passionate, tenacious solvers - from renowned scientists and research chemists to talented engineers and plant operators - who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

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About Dr. William H. Joyce

Dr. William H. Joyce has significant experience in the chemicals industry, including serving as chairman and chief executive officer of Advanced Fusion Systems LLC and previously serving as chairman of the board and chief executive officer of Nalco, Hercules Inc., Union Carbide Corporation and vice chairman of Dow Chemical. He has also served as a director and audit committee chairman of CVS, a director of El Paso, Celanese, Reynolds Metal, and is a current director of Hexion. He was one of the first Board Leadership Fellows of the National Association of Corporate Directors. Dr. Joyce received a BS in Chemical Engineering from Penn State University, and an MBA with distinction and a PhD in Business, both from New York University.

FORWARD-LOOKING STATEMENTS
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. These statements include, but may not be limited to, Ashland’s assessment on its progress towards executing its strategic plan and becoming a premier specialty chemicals company and its expectations regarding its ability to drive value creation and sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the program to eliminate certain existing corporate and Specialty Ingredients expenses (including the possibility that such cost eliminations may not occur or may take longer to implement than anticipated), the expected divestiture of its Composites segment and the Marl BDO facility, and related merchant I&S products (including, in each case, the possibility that a transaction may not occur or that, if a transaction does occur, Ashland may not realize the anticipated benefits from such transaction), the impact of acquisitions and/or divestitures Ashland has made or may make, including the acquisition of Pharmachem (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans; severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this communication whether as a result of new information, future events or otherwise.

IMPORTANT INFORMATION
On January 2, 2019, Ashland filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “proxy statement”) and blue proxy card in connection with its 2019 Annual Meeting, which is available free of charge at the SEC’s website at www.sec.gov and Ashland’s website at http://investor.ashland.com. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING ASHLAND’S PROXY STATEMENT AND ANY AMENDMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, FILED WITH OR FURNISHED TO THE SEC BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT ASHLAND.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Ashland, its directors, director nominees and certain of its officers, including William A. Wulfsohn, Brendan Cummins, William G. Dempsey, Jay V. Ihlenfeld, Susan L. Main, Jerome A. Peribere, Barry W. Perry, Craig A. Rogerson, Mark C. Rohr, Janice J. Teal, Michael J. Ward, Kathleen Wilson-Thompson, J. Kevin Willis, Peter J. Ganz and Seth A. Mrozek, will be participants in the solicitation of proxies from stockholders in respect of the 2019 Annual Meeting of Stockholders. Information regarding the ownership of the Company’s directors and executive officers in the company by security holdings or otherwise is included in Ashland’s proxy statement for the 2019 Annual Meeting of Stockholders, which was filed with the SEC on January 2, 2019. To the extent holdings of Ashland securities have changed since the amounts printed in the proxy statement for the 2019 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders may obtain free copies of the proxy statement and other relevant documents that Ashland files with the SEC on Ashland’s website at http://investor.ashland.com or from the SEC’s website at www.sec.gov.

FOR FURTHER INFORMATION:
Investor Relations:	Media Relations:
Seth A. Mrozek	Joele Frank, Wilkinson Brimmer Katcher
+1 (859) 815-3527	Steve Frankel / Jill Kary
samrozek@ashland.com	(212) 355-4449